UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                            SCHEDULE 14A INFORMATION

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
         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box:
           /x/ Preliminary Proxy Statement
           / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
           / / Definitive Proxy Statement
           / / Definitive Additional Materials
           / / Soliciting Material Pursuant to ss. 240.14a-12

                               CAPITAL TRUST, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/x/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)        Title of each class of securities to which transaction applies: ______
     2)        Aggregate number of securities to which transaction applies: ______
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               Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
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/ /  Fee paid previously with preliminary materials.
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     identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)        Amount Previously Paid: ______
     2)        Form, Schedule or Registration Statement No.: ______
     3)        Filing Party: ______
     4)        Date Filed: ______

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                               CAPITAL TRUST, INC.
                                 410 Park Avenue
                                   14th Floor
                            New York, New York 10022

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           To be held on April 2, 2003

To our Shareholders:

         We hereby notify you that we are holding a special meeting of shareholders at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on April 2, 2003, at 10:00 a.m., New York City time, for the following purposes:

         (1) To consider and vote upon a proposal to amend and restate our charter to make the amendments we determined are necessary in connection with our election to be taxed as a real estate investment trust and to simplify our capital structure by eliminating from our charter the authorized but unissued class B common stock, as described more fully in the attached proxy statement and set forth in appendix A thereto.

         (2) To consider and vote upon a proposal to further amend our charter to effect a one (1) for three (3) reverse stock split and a corresponding reduction in our stated capital, as described more fully in the attached proxy statement and set forth in appendix B thereto.

         (3) To  consider  and act upon  such  other  business  and  matters  or
    proposals  as  may  properly  come  before  the  special   meeting  and  any
    adjournment or postponement thereof.

         You can vote your shares of class A common stock if our records show that you owned the shares on February 14, 2003, the record date for the shareholder meeting.

                                           By Order of the Board of Directors

                                           /s/  Samuel Zell

                                           Samuel Zell
                                           Chairman of the Board




DATE:  February __, 2003

To assure your representation at the shareholders meeting, please vote. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. We have enclosed a return envelope for that purpose, which requires no postage if mailed in the United States. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposals to amend our charter. If you fail to return your card, your vote will not be counted, unless you attend the meeting and vote in person.



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                               CAPITAL TRUST, INC.
                  --------------------------------------------

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON APRIL 2, 2003
                 -----------------------------------------------

                                  INTRODUCTION

         We are asking you to approve amendments to our charter that we have determined are necessary in light of our election to be taxed as a real estate investment trust, or REIT, under federal income tax law. The amendments would also, as a means of simplifying our capital structure, eliminate from our charter the authorized but unissued class B common stock and effect a one (1) for three (3) reverse stock split.

         We have scheduled a special meeting of shareholders to vote on the proposals to approve the charter amendments. The date, time and place of the meeting is:

         Date:         April 2, 2003
         Time:         10:00 a.m. New York City time
         Place:        The Law Offices of Paul, Hastings, Janofsky & Walker LLP
                       75 East 55th Street
                       New York, New York 10022

         The record date for shareholders entitled to notice of and to vote at the special meeting is February 14, 2003. If you were a shareholder at that time, you may vote at the meeting.

See Risk Factors section beginning on page 5 for certain information that should be considered by shareholders regarding our election to be taxed as a REIT and the related amendments to our charter.

         Our officers and directors and a shareholder indirectly controlled by trusts for the benefit of the family of Samuel Zell, chairman of our board of directors, who collectively own or control the vote over 7,694,181 shares of common stock in total, or approximately 47.4% of the 16,239,610 voting shares outstanding, have advised us that they intend to vote all of the shares of common stock owned by them in favor of the proposals.

Our board of directors has unanimously approved the charter amendments, and believes that our REIT election, the simplification of our capital structure and the reverse stock split are in our company's best interest. Our board of directors unanimously recommends a vote in favor of approval of the proposals.

         This proxy statement is dated February __, 2003 and was first mailed to our shareholders on or about February __, 2003.



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

FORWARD-LOOKING STATEMENTS.....................................................i

SUMMARY....................................................................... 1

RISK FACTORS...................................................................4

HISTORICAL AND PRO FORMA CAPITALIZATION........................................8

BUSINESS...................................................................... 9

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING......................10

REIT RELATED CHARTER AMENDMENTS...............................................12

CAPITAL STRUCTURE RELATED CHARTER AMENDMENTS..................................17

FEDERAL INCOME TAX CONSIDERATIONS.............................................21

BENEFICIAL OWNERSHIP OF STOCK.................................................37

DESCRIPTION OF OUR STOCK......................................................39

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING.................................46

WHERE YOU CAN FIND MORE INFORMATION...........................................46

ARTICLES OF AMENDMENT AND RESTATEMENT........................................A-1

ARTICLES OF AMENDMENT........................................................B-1



                           FORWARD-LOOKING STATEMENTS

         This proxy statement contains statements that plan for or anticipate the future. Forward-looking statements include statements about our future operations as a REIT, the effects of our reverse stock split, our business plans and strategies, and most other statements that are not historical in nature. When used in this proxy statement, the words "anticipate," "plan," "intend," "believe," "estimate," and the like are generally considered forward-looking. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the ultimate accuracy of the forward-looking statements, besides the specific factors identified in the Risk Factors section on page 3, include:

     o changes in the real estate market;

     o changes in real estate capital markets;

     o changes in our business strategies;

     o fluctuations in prevailing interest rates and credit spreads; and

     o changes in federal tax laws.



                                       -i-
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                                     SUMMARY

         This summary highlights selected information contained in this document and may not contain all of the information that is important to you. To better understand the proposals to amend our charter, you should read carefully this entire document. We refer in the proxy statement to our class A common stock as common stock, the only class of stock currently outstanding, which is listed and traded on the New York Stock Exchange.

                                   The Company

     We are an investment management and real estate finance company that pursues lending and investment opportunities in commercial real estate and related assets.

     In December 2002, our board of directors authorized our election to be taxed as a REIT for the 2003 tax year. The decision to authorize the REIT election resulted from a review of other strategic alternatives by our board of directors. Our board determined that the REIT election was superior to the other alternatives considered.

     We are not undergoing any fundamental change in our business; we are only changing how we are taxed for federal income tax purposes. We will continue to make, for our own account and as investment manager for the account of funds under management, loans and debt related investments in various types of commercial real estate and related assets, and, to the extent necessary, will modify our current investment program to originate or acquire loans and investments to produce a portfolio of such assets that meets the asset and income tests necessary to maintain our qualification as a REIT.

     Our principal executive offices are located at:

         Capital Trust, Inc.
         410 Park Avenue, 14th Floor,
         New York, New York 10022

                          Reasons for our REIT election

     We believe our REIT election represents a strategic alternative that best positions us to increase shareholder value. The key reasons for our board's approval of our REIT election and related business plan were:

     o The determination that our existing portfolios could produce an attractive dividend yield if our net income could be distributed without corporate-level income tax; and

     o The belief that our investment management business was in an early phase of development and would continue to grow and become more valuable in the REIT format.

         Our board also considered the following developments in our business and the regulatory environment in which REITs operate:

     o With the development of our investment management business, we reduced the need to retain earnings as a primary source of capital to support our lending business;

     o Recent IRS private letter rulings treat mezzanine loans as qualifying assets that result in qualifying income; and

     o New REIT laws provide us with the flexibility to invest in and manage a portfolio of assets as well as to operate our investment management business in a taxable REIT subsidiary.

     Our board also considered the following benefits from a capital markets and valuation perspective:

     o The effective elimination of corporate-level income tax will allow us to produce consistent dividend distributions;


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     o  The potential for stock price appreciation with an attractive dividend yield;

     o The increased likelihood of attracting equity research analysis of our business as our performance can be measured against other comparable publicly-traded REITs; and

     o The potential for independent valuation of our investment management business which would be operated as a separate transparent segment in a taxable REIT subsidiary.

                         REIT Related Charter Amendments

     We propose to amend our charter to include ownership and transfer restrictions in connection with our election to be taxed as a REIT. The REIT related restrictions are intended to ensure that five or fewer individuals do not own more than 50% of the value of our outstanding stock, a requirement we must satisfy in order to maintain our qualifications as a REIT.

     The restrictions would:

     o prohibit ownership of our stock by certain individuals in excess of 2.5%;

     o allow our board of directors to exempt certain individuals from the 2.5% ownership limit;

     o  void any transfer in excess of the 2.5% ownership limit; and

     o require our board of directors to use reasonable best efforts to preserve our status as a REIT.

     We determined that these restrictions are advisable in light of our election to be taxed as a REIT and that they are comparable to similar provisions contained in the corporate charters of other publicly traded REITs.

Capital Structure Related Charter Amendments

     We also propose to amend our charter to eliminate from the charter the 100,000,000 shares of authorized but unissued shares of class B common stock as a means of simplifying our capital structure. The class B common stock, none of which is outstanding, had been originally authorized as a means of facilitating compliance with The Bank Holding Company Act of 1956, as amended, by certain prior investors who made a significant equity investment. Now that these investors no longer hold the stock issued in connection with their investment, we believe it is advisable to simplify our capital structure at the same time we are amending our charter to include the REIT related ownership and transfer restrictions.

     We also propose to amend our charter to effect a one (1) for three (3) reverse stock split whereby three shares of our outstanding common stock would be automatically converted into one share of such stock and we would pay cash in lieu of fractional shares that would otherwise be issued. Our board of directors believes that the reverse stock split will enhance the marketability and liquidity of our common stock, which trades on the New York Stock Exchange.

     Upon the effective date of the reverse stock split, assuming no repurchases of stock prior to such date, the number of shares of our outstanding common stock will be reduced to 5,413,203, subject in each case to further reduction upon the elimination of fractional shares, but the par value and the voting and other rights and preferences of our stock will not otherwise be altered by the reverse stock split. Our aggregate stated capital will be reduced so that it equals $0.01 per outstanding share of our common stock.

                    Recommendation of our Board of Directors

     Our board of directors has unanimously approved the charter amendments, and believes that the amendments made thereby relating to our REIT election, the elimination of our class B common stock and the reverse stock split are in our company's best interest. Our board of directors unanimously recommends a vote in

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favor of approval of the proposals to amend our charter as discussed herein.

No Appraisal Rights

     Maryland corporate law does not provide for any dissenters' rights to elect to have the fair value of your shares judicially appraised and paid to you in cash in connection with the charter amendments.

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                                  RISK FACTORS

         You should read the following risk factors carefully before voting your stock. The risks and uncertainties relating to our election to be taxed as a REIT and the related amendments to our charter are not the only ones you or we will face. If the risks discussed below occur or develop to our or your detriment, they may negatively affect our business or your investment in us.

Risks of ownership of our common stock due to our REIT election

         The amended and restated charter does not permit ownership of over 2.5% of our common stock by individuals, and attempts to acquire our common stock in excess of the 2.5% limit would be void without the prior approval of our board of directors.

         For the purpose of preserving our REIT qualification, the amended and restated charter would prohibit direct or constructive ownership by any individual of more than 2.5% of the lesser of the total number or value of the outstanding shares of our common stock as a means of preventing ownership of more than 50% of our common stock by five or fewer individuals. The amended and restated charter's constructive ownership rules are complex and may cause the outstanding common stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual. As a result, the acquisition of less than 2.5% of our outstanding common stock by an individual or entity could cause an individual to own constructively in excess of 2.5% of our outstanding common stock, and thus be subject to the amended and restated charter's ownership limit. The ownership limit was established following a review of the aggregate ownership of the top five direct or constructive individual shareholders. There can be no assurance that our board of directors, as permitted in the amended and restated charter, will increase this ownership limit in the future. Any attempt to own or transfer shares of our common stock in excess of the ownership limit without the consent of our board of directors shall be void, and will result in the shares being transferred by operation of law to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote such excess shares.

         After reviewing the top five shareholders treated as individuals for REIT qualification purposes, our board of directors fixed the ownership limit at 2.5%. The amended and restated charter contains a provision that would exempt certain of our officers and directors and related persons from the ownership limit. Based on the number of shares outstanding on the date hereof, this exemption would permit these top five shareholders collectively to hold up to 48.6% of our outstanding shares of common stock.

         The 2.5% ownership limit may have the effect of precluding a change in control of Capital Trust by a third party without the consent of our board of directors, even if such change in control would be in the interest of our stockholders (and even if such change in control would not reasonably jeopardize our REIT status).

         We have not established a dividend payment level and there are no assurances of our ability to pay dividends in the future.

         We intend to pay quarterly dividends and to make distributions to our shareholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. We have not established a dividend payment level. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances as to our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital.

         Our current common stock trading price is not necessarily indicative of the price of our common stock following the REIT election.

         Our current stock price is not necessarily indicative of how the market will value our common stock following our election to be taxed as a REIT. In the future, we will be required to distribute 90% of our taxable income and can be expected to be compared to other REITs and impacted by factors affecting REITs generally. Our current stock price reflects the current market valuation of our current business and assets and does not necessarily take into account the changes in our business and operations that will occur in connection with our REIT election. Our current stock price also is affected by general market conditions.

         An increase in market interest rates may lead prospective purchasers of our common stock to expect a higher dividend yield, which would adversely affect the market price of our common stock.

         One of the factors that will influence the price of our common stock will be the dividend yield on our stock (distributions as a percentage of the price of our stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our common stock to expect a higher dividend yield, which would adversely affect the market price of our common stock.

         Tax legislation proposed by President Bush may have negative consequences for REITs.

         Recent tax legislation proposed by President Bush would, if enacted, allow corporations to pay dividends that are tax-free to shareholders or, to the extent dividends are not paid, allow shareholders to increase the tax basis of their shares. As currently described, this proposal would not apply to REITs. Although the proposal does not adversely affect the tax treatment of REITs, it may cause investments in non-REIT corporations to become relatively more desirable. As a result, the capital markets may be less favorable to REITs when they seek to raise equity capital, and the prices at which REIT equity securities trade may decline or underperform non-REIT corporations.

         We will be dependent on external sources of capital to finance our growth.

         As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our shareholders 90% of our taxable income in order to qualify as a REIT (including taxable income where we do not receive corresponding cash). Our access to external capital will depend upon a number of factors, including general market conditions, the market's perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our stock.

         Shareholders are not entitled to appraisal rights in connection with the amended and restated charter and our election to be taxed as a REIT.

         Shareholders do not have any statutory dissenters or appraisal rights under Maryland corporate law to elect to have the fair value of their stock judicially appraised and paid in cash in connection with the amended and restated charter or our election to be taxed as a REIT.

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Risks related to REIT qualification

         If we do not maintain our qualification as a REIT, we will be subject to tax as a regular corporation and face a substantial tax liability.

         We expect to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

     o we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

     o any resulting tax liability could be substantial, could have a material adverse effect on our book value and could reduce the amount of cash available for distribution to shareholders; and

     o unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

         In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature and diversification of our investments in commercial real estate and related assets, the amounts we distribute to our shareholders and the ownership of our stock. We may also be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. The REIT provisions of the tax code may substantially limit our ability to hedge our financial assets and related borrowings. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.

         In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

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Complying with REIT requirements may force us to borrow to make distributions to shareholders.

         From time to time, our taxable income may be greater than our cash flow available for distribution to shareholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity.




                     HISTORICAL AND PRO FORMA CAPITALIZATION

                  The following table sets forth (i) certain of our short-term obligations and our capitalization as of September 30, 2002 and (ii) such short-term obligations and capitalization giving pro forma effect to the elimination of our class B common stock and the reverse stock split.

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

                                                                                             September 30, 2002
                                                                                       Historical       Pro Forma
                                                                                       ----------       ---------
                                                                                                (thousands)

Short-Term Debt                                                                             --               --
         Total short-term debt

Long-Term Debt
         Credit facilities                                                                   35,000           35,000
         Repurchase obligations                                                             172,757          172,757
                                                                                       --------------   --------------
         Total long-term debt                                                               207,757          207,757

Company-obligated, mandatorily redeemable, convertible preferred securities of CT
         Convertible Trust I, holding solely 8.25% junior subordinated debentures            88,869           88,869

Shareholders' Equity; Pro Forma Shareholders' Equity(1)
     Preferred stock, $0.01 per value, 100,000 shares authorized, no shares issued and      --               --
     outstanding
     Class A common stock, $0.01 par value, 100,000 authorized,                                 179          --
         17,912 issued and outstanding
     Class B common stock, $0.01 par value, 100,000 shares authorized, no                   --               --
         shares issued and outstanding
     Restricted class A common stock, $0.01 par value,                                            3          --
         300 shares issued and outstanding
     Pro forma preferred stock, $0.01 par value; 100,000 shares authorized,                 --               --
         no shares issued and outstanding
     Pro forma class A common stock, $0.01 par value; 100,000 shares authorized,            --                    60
         5,971 shares issued and outstanding
     Pro forma restricted class A common stock, $0.01 par value;                            --                     1
         100 shares issued and outstanding                                                  134,411          134,532
     Additional paid-in capital                                                                (479)            (479)
     Unearned compensation                                                                  (33,154)         (33,154)
     Accumulated other comprehensive income                                                     371              371
     Accumulated deficit
                                                                                       --------------   --------------
         Total shareholders' equity and Pro forma total stockholders' equity                101,331          101,331
                                                                                       --------------   --------------
Total Capitalization and Pro Forma Total Capitalization (2)                                 397,957          397,957
                                                                                       ==============   ==============
--------------------

(1)  The class B common stock is identical to the class A common stock, except the class B common stock does not entitle the holders to voting rights.

(2)  Total Capitalization and Pro Forma Total Capitalization include long-term debt and shareholders' equity.


                                    BUSINESS

         We are an investment management and real estate finance company that pursues lending and investment opportunities in commercial real estate and related assets. In December 2002, our board of directors authorized our election to be taxed as a REIT for the 2003 tax year. We will continue to make, for our own account and as investment manager for the account of funds under management, loans and debt related investments in various types of commercial real estate and related assets.

         We are the co-sponsor and exclusive investment manager of CT Mezzanine Partners II LP, or Fund II, the largest dedicated commercial real estate mezzanine investment fund in the United States with total equity commitments of $845 million. Our business strategy is to continue to expand our investment management business by sponsoring other funds, and, following the investment period for Fund II, other commercial real estate mezzanine investment funds. We believe that these funds will generate additional investment management fees and incentive compensation tied to the performance of their portfolios of investments. We continue to manage our existing portfolio of balance sheet assets originated prior to the commencement of our investment management business and are positioned to selectively add to our balance sheet investments by investing in a diverse array of real estate and investment management/finance-related assets and enterprises, including operating companies.

         Our company was created to take advantage of opportunities resulting from the rapid evolution of the real estate capital markets. Since our inception in 1997, we have designed and developed a platform to provide flexible, value-added financing for large single and multiple portfolios and real estate operating companies. Our current investment program emphases senior and junior mortgage loans, mezzanine loans secured by pledges in equity interests in the property owners, subordinated tranches of commercial mortgage backed securities, commonly referred to as CMBS, and preferred and other direct equity investments. In general, our investments are subordinate to other third-party senior financing, but senior to the owner/operator equity in the property.

         In view of our election to be taxed as a REIT, we will tailor our balance sheet investment program to originate or acquire loans and investments to produce a portfolio that meets the asset and income tests necessary to maintain our qualification as a REIT. In order to accommodate our REIT status, the legal structure of future investment funds we sponsor may be different from the legal structure of our existing investment funds. For a discussion of the federal income tax law qualifications for a REIT, see the information below under the caption "Federal Income Tax Considerations -- Taxation of REIT."

         In connection with our election to be taxed as a REIT, we and affiliates of Citigroup Inc. decided to modify our existing relationship under which we co-sponsor and invest in a series of commercial real estate mezzanine funds managed by us. In January 2003, we purchased Citigroup's interest in CT Mezzanine Partners I for a purchase price of approximately $38.4 million (including the assumption of liabilities). We also purchased from Citigroup stock purchase warrants exercisable for 8,528,467 shares of our common stock for a purchase price of approximately $2.1 million. Finally, we have agreed to amend the terms of our venture agreement with Citigroup. Under the amended agreement, we will earn 100% of the base management fees derived from all funds under management and will own 62 1/2% of the incentive management interests in future mezzanine funds co-sponsored with Citigroup pursuant to the venture agreement.

         GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING


Where and when will the special meeting be held?

The date, time and place of the meeting is:

         April 2, 2003
         10:00 a.m. (New York City time)
         The Law Offices of Paul, Hastings,
                  Janofsky & Walker LLP
         75 East 55th Street
         New York, New York 10022

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote at the special meeting. This proxy statement summarizes the information you need to know to vote at the meeting. But you don't have to attend in order to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card.

Who can vote?

You can vote your shares of common stock if our records show that you were the official owner of record of the shares on February 14, 2003, the record date for the special meeting. A total of 16,239,610 shares of our common stock can vote at the special meeting. You get one vote for each share of common stock that you own. The enclosed proxy card shows the number of shares you can vote.

How are votes counted?

We will hold the special meeting if shareholders representing the required quorum of shares of stock entitled to vote either sign and return their proxy cards or attend the meeting. A majority of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.

The proposals to amend our charter are non-routine matters. As a result, if your shares are held in the name of a nominee, and you do not tell the nominee by April 2, 2003 how to vote your shares, the nominee cannot vote them (giving rise to what is known as a broker non-vote) but if the nominee signs and returns the proxy card, your shares will be counted as present to determine if a quorum exists.

If you abstain or your shares are treated as broker non-votes, your abstention or the broker non-votes will have the effect of a vote against the proposals to amend our charter.

What is the required vote for approval?

The affirmative vote of a majority of the shares of common stock entitled to vote is required to approve the proposals to amend our charter.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on the matter to be considered at the special meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named in the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposal, the proxyholders will vote for you on the proposal. Unless you instruct otherwise, the proxyholders will vote in favor of approval of the proposals to amend our charter.

What if other matters come up at the special meeting?

The proposals to amend our charter described in this proxy statement are the only matters we now know of that will be voted on at the special meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal is taken, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card or by attending the special meeting and voting your shares in person. We will honor the proxy card with the latest date.

Proxy revocation notices or new proxy cards should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paul Caroppoli.

Can I vote in person at the special meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the special meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

                         REIT RELATED CHARTER AMENDMENTS

Introduction

         We are providing this proxy statement to you in connection with our request for shareholder approval to make the amendments to our charter we determined are necessary in connection with our election to be taxed as a REIT. Specifically, we are asking you to approve articles of amendment and restatement of our charter which, among other things discussed below under the caption "Capital Structure Related Charter Amendments", would amend our charter to include ownership and transfer restrictions related to our REIT election.

Background

         In 1997, our management team took control of our company, re-capitalized it and significantly changed its business plan. At that time, our goal was to create a large, diversified finance company that specialized in the rapidly emerging market for commercial real estate mezzanine financing. Pursuant to that business plan, we also provided advisory and investment banking services to owners and operators of commercial real estate. Although our company had originally been operated as a REIT since it was founded in 1966, in light of our new business plan, we chose to be taxed as a regular domestic corporation in order to maximize flexibility, retain earnings and accommodate our initial mix of businesses.

         From July, 1997 through December 31, 1999, we made 41 investments aggregating approximately $1.3 billion, all for our own account and balance sheet. By that time, we had become a recognized leader in the real estate mezzanine market and we saw an opportunity to continue our successful investment strategy and significantly expand our franchise by raising capital in the private equity market. In March of 2000, we entered into a strategic venture with affiliates of Citigroup Inc. to co-sponsor and invest in a series of commercial real estate mezzanine funds that would be managed by us. This venture marked the commencement of our investment management business and provided the potential for significant operating leverage by allowing us to grow earnings and enhance returns on equity without increasing financial leverage.

         Pursuant to our strategic venture with Citigroup, we are currently managing CT Mezzanine Partners II, which we refer to as Fund II. Fund II closed its private offering in August 2001 with total capital commitments of $845 million, including commitments of $199 million and $50 million by Citigroup and us, respectively, and the balance from third party institutional investors. Fund II has originated $1.1 billion of investments and had a $723.5 million investment portfolio at December 31, 2002. Our wholly owned subsidiary, CT Investment Management Co., LLC, referred to as CTIMCO, serves as the exclusive investment manager of Fund II.

         When we entered the third party investment management business, we decided to de-emphasize (and ultimately exit) the advisory/investment banking business. Pursuant to our agreement with Citigroup, we also agreed to re-elect REIT status as soon as practicable (the earliest possible point being for the 2002 tax year). During 2001, we became concerned that, due to the mix of assets in our portfolio and our growing third-party investment management business, we would find it difficult, as an operating matter, to meet the qualifications to be taxed as a REIT. As a result, we sought and received from Citigroup a waiver of the requirement to re-elect REIT status, which was ultimately received in early 2002. Notwithstanding the waiver, we remained committed to pursuing alternative strategies for tax efficiency, including a REIT election, depending on the impact on our business.

Decision to Elect to be Taxed as a Real Estate Investment Trust

         During 2002, we continued to explore various strategic alternatives to increase shareholder value as we believed that our company was undervalued in the equity market. We were also aware of important new developments in the rules governing REITs that could materially benefit us. Specifically, the IRS had issued private letter rulings concluding that mezzanine loans constitute qualifying assets that result in qualifying income for REIT qualification purposes. As a result of these developments, at a meeting of our board of directors on November 6, 2002, management presented a preliminary analysis of potential strategic alternatives including a sale or liquidation of the company, a sale or spin-off of CTIMCO, and a re-election of REIT status. The board directed management to propose a comprehensive business plan for our company if we were to elect REIT status for the 2003 tax year. Our board also authorized us to engage Morgan Stanley & Co. Incorporated as our financial advisor to evaluate and analyze the proposed REIT election and the other potential strategic alternatives.

         On December 10, 2002, our board of directors held a meeting and reviewed management's detailed plan for electing to operate and be taxed as a REIT and to consider Morgan Stanley's evaluation and analysis of strategic alternatives. Management reviewed its plan for meeting the REIT qualification tests, including actions it recommended to address ownership concentration issues and accumulated "earnings and profits" generated during the period when we were taxed as a regular corporation. Morgan Stanley made a presentation that included quantitative and qualitative assessments of various alternatives. Based upon the plan presented by management and the analysis presented by Morgan Stanley, our board unanimously determined that it was in our company's best interest to elect to be taxed as a REIT and authorized management to take all actions necessary and appropriate to elect to be operated and taxed as a REIT. Our board of directors subsequently declared the election advisable and approved and authorized for submission for shareholder approval the amended and restated charter.

Reasons for Election to be Taxed as a REIT

         Our board of directors considered numerous factors, including the advice of Morgan Stanley, in reaching its decision to approve our election to be taxed as a REIT as the superior alternative. Paramount among our board's reasons for approving the election were:

     o The determination that our existing portfolio of loans and investments could produce an attractive dividend yield if our net income could be distributed to shareholders free of corporate-level income tax, and

     o The belief that our third-party investment management business was still in an early phase of development and that the business should continue to grow in the ordinary course and become more valuable.

         Our board of directors also considered developments in our business and with respect to the laws and regulations applicable to enterprises that operate as REITs that rendered a decision to elect REIT status opportune for us and that would not otherwise require us to materially alter our business plan in order to qualify as a REIT. Specifically, our board considered the following developments:

     o With the development of our investment management business, we had materially reduced the capital intensive nature of our balance sheet lending business and therefore the need to retain earnings as a source of capital;

     o Recent IRS private letter rulings that permitted mezzanine loans to be classified as qualifying assets that result in qualifying income; and

     o Recent changes in REIT legislation, including the REIT Modernization Act of 2000, that provided us with the flexibility to invest in and manage our portfolio of assets as well as to operate our investment management business in a taxable REIT subsidiary.

         From a capital markets and valuation perspective, the board also considered the following benefits afforded by the REIT structure:

     o The effective elimination of corporate-level income tax could produce consistent dividend distributions to shareholders;

     o The potential for stock price appreciation with an attractive dividend yield;

     o The increased likelihood of attracting equity research analysis of our business since our performance can now be measured against a pool of comparable publicly-traded REITs; and

     o The potential for independent valuation of our investment management business, which would be operated as a separate transparent segment in a taxable REIT subsidiary.

         Our board of directors also considered the following negative factors:

     o The fact that the specific plan to restructure our hedging strategy and offset our accumulated earnings and profits and the write-off of certain deferred tax assets would result in a loss of approximately $14 million in the fourth quarter of fiscal year 2002;

     o The possibility that management's assumptions with respect to future operations as a REIT may not be achieved; and

     o The potential that the federal tax laws governing or affecting REITs could be changed.

         The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive but we believe includes all material factors considered by the board. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the board, it did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor, but, rather, conducted an overall analysis of the factors described above, including discussions with management and legal, financial and accounting advisors. In considering the factors described above, individual members of the board may have given different weight to different factors. Our board of directors considered all these factors as a whole and believed the factors supported its determination. After taking into consideration all of the factors set forth above, our board concluded that electing to be taxed and operated as a REIT in accordance with the plan developed by management was superior to the other strategic alternatives considered by it and in the best interest of our company.

Becoming a Real Estate Investment Trust

         Shareholder approval of the proposed amended and restated charter at the special meeting, together with timely completion of the other transactions described below, will allow us to qualify to elect to be taxed as a REIT beginning with the taxable year beginning January 1, 2003. If we were to qualify for taxation as a REIT and elect REIT status, we would not be subject to federal corporate income tax on the net income we distribute to our shareholders.

         One of the requirements to qualify as a REIT is the elimination of all of our accumulated "earnings and profits" from all non-REIT qualifying years in which we have operated as a regular corporation. We believe we have eliminated all such earnings and profits by actions taken in December 2002. We did so by triggering losses through the settlement of certain derivative hedging instruments, the disposition of a non-performing asset and the write-off of certain deferred tax assets.

         In order to qualify as a REIT, no more than 50% of our common stock may be owned by five or fewer individuals. As a means of facilitating compliance with such qualification, shareholders controlled by John R. Klopp and Craig M. Hatkoff and trusts for the benefit of the family of Samuel Zell each sold

500,000 shares of common stock to Stichting Pensioenfonds ABP in a transaction that closed on February 7, 2003. Following this transaction, our largest five individual shareholders own in the aggregate less than 50% of our common stock. In connection with this transaction, we entered into a registration rights agreement with Stichting Pensioenfonds ABP pursuant to which we agreed to register for resale the shares of common stock purchased by it.

Ongoing Management

         In connection with our election to become a REIT, we have consolidated all of our management activities, including the investment management of Fund II and future third-party funds and the ongoing management of our company itself, into our wholly owned subsidiary, CTIMCO, which will be operated as a taxable REIT subsidiary. CTIMCO will serve as our exclusive manager and all of our employees will be directly employed by CTIMCO. Subject to the supervision of our board of directors, CTIMCO will be responsible our the day-to-day operations pursuant to a management agreement. We expect to base the compensation, fees, expense reimbursements and other terms of the management agreement with CTIMCO upon the terms contained in the management agreements between externally managed publicly traded commercial mortgage REITs and their outside managers. We believe that this will produce a management agreement with terms comparable to those that could be obtained from unrelated parties on an arm's length basis. We believe that this corporate organizational structure provides financial transparency for, and facilitates the separate valuation of, our different business segments, which should provide us with more flexibility if we decide to sell or spin off CTIMCO's management business in the future.

Description of REIT Related Charter Amendments

         We summarize below the principal REIT related amendments contained in the amended and restated charter. This summary does not purport to be complete and is qualified in its entirely by reference to the complete text of the articles of amendment and restatement attached to this proxy statement as appendix A. You are urged to read the appendix to this proxy statement in its entirety.

         Restriction on Transfer and Ownership of Shares

         The proposed amended and restated charter would include a new provision that would restrict ownership of our stock. The new provision prohibits ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any individual of more than 2.5% of the lesser of the number or value of the issued and outstanding shares of our stock. The 2.5% ownership limit was established as a means of preventing ownership of more than 50% of our stock by five or fewer individuals following a review of the aggregate ownership of the top five direct or constructive individual shareholders. Our board of directors, in its sole and absolute discretion, may waive or modify the ownership limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Internal Revenue Code if it is satisfied, based upon information required to be provided by the party seeking the waiver and, if otherwise determined to be necessary, upon a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the board of directors, that ownership in excess of this limit will not cause a person who is an individual to be treated as owning shares in excess of the ownership limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize our status as a REIT for federal income tax purposes. There can be no assurance that our board of directors will increase this ownership limit in the future.

         Any shares held at any time in violation of the ownership limit will be transferred automatically to a trust for the benefit of a designated charitable beneficiary, and the person who acquired such excess shares of our stock will not be entitled to any distributions thereon or to vote such excess shares of stock. The holder of any such excess shares of our stock will receive the lesser of the value of such excess shares as of the effective time or the cash proceeds from the sale of such excess shares of stock by the trustee of the trust. After the effective time of the amended and restated charter, any person who acquires our stock in excess of the ownership limit will not receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefor or the amount realized from such sale. A transfer of our stock to a person who, as a result of the transfer, violates the ownership limit may be void under certain circumstances, and, in any event, would deny the transferee any of the economic benefits of owning our stock in excess of the ownership limit. The ownership limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholders' ability to realize a premium over the then-prevailing market price for our common stock in connection with such transaction.

         The amended and restated charter contains a provision that would exempt all shareholders who hold shares in excess of the 2.5% ownership limit as of the effective date of the charter. Pursuant to this exemption, the following shareholders would be so exempt:

     o Samuel Zell, our chairman of the board, and Samstock LLC and Veqtor Finance Company L.L.C., which is owned indirectly by trusts for the benefit of the family of Mr. Zell;

     o John R. Klopp, a director and our chief executive officer, and JRK Investment Partnership LP, a family investment partnership owned by Mr. Klopp and his family;

     o Craig M. Hatkoff, a director, and CMH Investment Partnership, a family investment partnership owned by Mr. Hatkoff and his family;

     o Gary R. Garrabrant, a director, and GRG Investment Partnership LP, a family investment partnership owned by Garrabrant and his family;

     o Sheli Z. Rosenberg, a director, and Rosenberg-CT General Partnership, a family investment partnership owned by Ms. Rosenberg and her husband; and

     o  Stephen D. Plavin, our chief operating officer.

         In addition, the proposed amended and restated charter would include a new provision that states that if we elect to qualify for REIT status, our board of directors will use its reasonable best efforts to take such actions as are necessary or appropriate to preserve our status our as a REIT, but if the board determines that it is no longer in our best interests to continue to be qualified as a REIT, the board may revoke or otherwise terminate our REIT election. The board may also determine that compliance with any restriction or limitation on stock ownership and transfers (described above) is no longer required for REIT qualification.

Articles of Amendment and Restatement

         The effective date of the amendments discussed above will occur upon the filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland of the articles of amendment and restatement set forth in appendix A hereto. Although our board of directors believes as of the date of this proxy statement that the charter amendments discussed above are advisable and in our company's best interest, our board of directors may abandon the proposal at any time before, during or after the special meeting and prior to filing the articles of amendment and restatement in Maryland, should it determine otherwise. For a summary description of our stock following the charter amendments, refer to the information below under the caption "Description of Our Stock."

                  CAPITAL STRUCTURE RELATED CHARTER AMENDMENTS

Introduction

         We are also providing this proxy statement to you in connection with our request for shareholder approval of other amendments to our charter to eliminate from our charter the authorized but unissued class B common stock and to effect a one (1) for three (3) reverse stock split. Specifically, we are asking you to approve articles of amendment and restatement of our charter, which, among other things discussed above under the caption "REIT Related Charter Amendments", would eliminate our class B common stock and articles of amendment which would further amend our charter to effect the reverse stock split.

Elimination of Class B Common Stock

         We summarize below the amendments relating to the elimination of the class B common stock from the amended and restated charter. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the articles of amendment and restatement attached to this proxy statement as appendix A. You are urged to read the appendix to this proxy statement in its entirety.

         The amended and restated charter would eliminate the 100,000,000 shares of our authorized but unissued class B common stock and make other conforming amendments that would reflect the elimination of the class B common stock. The non-voting class B common stock had been originally authorized as a means of limiting the voting power of certain prior investors who at the time they made a significant equity investment in us might have been prohibited by the Bank Holding Company Act of 1956, as amended, from holding more than 4.9% of any class or series of our voting stock. Now that these investors no longer hold the stock issued in connection with their investment, we believe it is advisable to simplify our capital structure by eliminating the class B common stock and have decided to so amend our charter at the same time that we are amending our charter to include the REIT related ownership and transfer restrictions.

         The class B common stock, none of which is outstanding, is identical to the class A common stock except it does not have voting rights. Under our current charter, each share of class B common stock is convertible at the option of the holder at any time into one share of class A common stock, and each share of class A common stock is convertible at the option of the holder at any time into one share of class B common stock. If shares of class B common stock are to be converted into shares of class A common stock, the holder of shares of the class B common stock must certify to us that he or she will not, upon the issuance of such shares of class A common stock, own more than 4.9% of any class of our voting stock or that he or she is not prohibited by the Bank Holding Company Act from holding more than 4.9% of any class or series of our voting stock.

         The amendment deletes all references to class B common stock and eliminates all 100,000,000 shares of class B common stock from our authorized stock. The amended and restated charter would also eliminate the conversion rights of the class A common stock pursuant to which the holders have a right to convert one share of class A common stock into one share of class B common stock.

Reverse Stock Split

         In January 2003, our board of directors authorized a further amendment to our charter that would effect a one (1) for three (3) reverse stock split whereby three (3) shares of our outstanding common stock would be automatically converted into one (1) share of common stock and a corresponding reduction of our stated capital would be made. To avoid the existence of fractional shares, any shareholder who would otherwise be entitled to receive a fractional share will receive cash from us in lieu of such fractional share based on the closing trading price of our common stock on the effective date of the charter amendment. The voting and other rights and preferences of our stock will not otherwise be altered by the reverse stock split. A copy of the charter amendment is attached as appendix B.

         Our board of directors authorized the reverse stock split with the purpose of increasing the marketability and liquidity of our common stock which trades on the New York Stock Exchange. Our board of directors believes that the current low trading price for our common stock may effectively limit the marketability of the stock for the following reasons:

     o there is a reluctance on the part of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their portfolios because they are viewed as unduly speculative in nature;

     o it is the policy of certain brokerage firms not to provide coverage and research with respect to lower-priced stocks;

     o brokerage firms often apply time-consuming procedures that function to make the handling of orders for lower-priced stocks difficult for investors and unattractive to brokers from an economic standpoint;

     o brokerage firms often will not allow their customers to obtain margin loans on lower-priced stocks; and

     o the brokerage commission on a lower-priced stock may also represent a higher percentage of the sale price as compared to the brokerage commission on a higher-priced stock.

         Our aim with the reverse stock split is to have the current trading price per share of our common stock, which has averaged $4.75 per share over the last 30 trading days, increase proportionately by three times. With such an increase in price, we believe that:

     o the shares become more attractive to a broader range of investors by increasing the price per share so that institutional and other investors with minimum price per share restrictions can purchase the stock;

     o brokerage firms will be able to recommend the stock to their clients and avoid applying time-consuming procedures in the handling of orders for the stock;

     o the stock becomes more attractive to analysts, and, as a result, produces greater analyst coverage and research;

     o brokerage firms will be able to extend margin loans on the stock thereby removing such impediment to ownership by investors who desire to own only marginable stock; and

     o trading commissions on a sale of the stock will represent a lower percentage of the sales price.

         However, we cannot assure you that the trading price of our common stock will increase in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the marketability or liquidity of such stock will be improved.

Effects of the Reverse Split

         If approved by our shareholders, upon the effective date of the charter amendment the following will result:

     o each three (3) shares of our outstanding common stock will be converted automatically into one (1) share of our common stock, resulting in a reduction of the number of outstanding shares of such stock from 16,239,610 to 5,413,203 (subject to further reduction upon the elimination of fractional shares);

     o the total number of shares of common stock and preferred stock authorized for issuance in our charter will remain the same;

     o the par value of our shares of stock will remain $0.01 per share and, as a consequence, the aggregate stated capital of our outstanding stock will be reduced, while the aggregate capital surplus in excess of our stated capital attributable to our outstanding stock for statutory and accounting purposes will be correspondingly increased;

     o the number of shares of stock subject to our outstanding stock options and convertible securities and authorized for issuance pursuant to our stock plans will be proportionately reduced and the exercise and conversion prices will be proportionately increased;

     o no fractional shares of stock will be issued for any fractional interest resulting from the reverse stock split and we will pay cash in lieu of such fractional shares based on the closing price on the New York Stock Exchange on the day immediately preceding the effective date of the reverse stock split;

     o the rights, preferences, privileges or priorities of all our outstanding common stock will remain unchanged;

     o each shareholder's percentage ownership and voting power will remain unchanged, except for minor differences resulting from the elimination of fractional interests; and

     o certain shareholders may be left with one or more "odd lots," or a number of shares that is less than 100, and therefore may find it difficult to sell such shares and in connection with any sale may have to pay higher commissions and other transaction costs as compared to a sale involving a "round lot," or a number that is in even multiplies of 100.

         We do not expect that the reverse stock split will affect the listing of our shares of common stock on the New York Stock Exchange, nor the registration of such stock under the Securities Exchange Act of 1934. We will, however, need to file a supplemental listing application with the New York Stock Exchange in connection with the reverse stock split. All fees incurred in connection with the implementation of the proposed reverse stock split will be borne by us.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

         The reverse stock split will become effective upon the filing and acceptance for record of the articles of amendment in Maryland without any action on the part our shareholders and without regard to the date or dates old stock certificates formerly representing shares of our stock before the reverse stock split are physically surrendered for new stock certificates representing the number of shares of stock a shareholder is entitled to receive as a result of the reverse stock split.

         As soon as practicable after the date the charter amendment becomes effective, we will send a letter of transmittal to each shareholder of record at the effective time for use in transmitting old stock certificates to our transfer agent, American Stock Transfer & Trust Company, who will be serving as our exchange agent. The letter of transmittal will contain instructions for the surrender of old certificates to the exchange agent in exchange for new certificates representing the number of whole new shares of stock into which such holders' shares represented by the old certificates have been converted as a result of the reverse stock split and cash in lieu of fractional shares.

         Shareholders should not send their old certificates to the exchange agent until they have received the letter of transmittal. Old certificates not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged for new certificates at the first time they are otherwise presented for transfer or conversion. Until so surrendered, each current certificate representing shares of our stock will be deemed for all corporate purposes after the effective time of the charter amendment to represent ownership of shares in the appropriately reduced whole number of shares.

         No fractional shares of stock will be issued for any fractional share interest resulting from the reverse stock split. Rather, we will pay each shareholder who would otherwise receive a fractional share of stock as a result of the reverse stock split, in lieu of such fractional share interest, an amount of cash equal to the closing sale price of a share of common stock on the New York Stock Exchange on the date the charter amendment becomes effective (or the preceding trading day if the stock was not traded that day) multiplied by the number of shares of stock held by such holder that would otherwise have been exchanged for such fractional share interest. We will use our existing cash to fund such payments.

Articles of Amendment and Restatement and Articles of Amendment

         The effective date of the amended and restated charter that will effect the elimination of the class B common stock and charter amendment that will effect the reverse stock split will occur upon the filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland of the articles of amendment and restatement set forth in appendix A hereto and articles of amendment set forth in appendix B hereto, respectively. Although our board of directors believes as of the date of this proxy statement that the charter amendments are advisable and in our company's best interest, our board of directors may abandon the proposal at any time before, during or after the special meeting and prior to filing the articles of amendment and restatement and articles of amendment in Maryland, if it should determine otherwise. For a summary of our stock following the charter amendments, refer to the information below under the caption "Description of Our Stock".

                        FEDERAL INCOME TAX CONSIDERATIONS

General

         The following is a discussion of the material United States federal income tax considerations associated with our REIT election and with the ownership of our common stock. The following discussion is not exhaustive of all possible tax considerations that may be relevant to the REIT election. Moreover, the discussion contained herein does not address all aspects of taxation that may be relevant to you in light of your personal tax circumstances, including, for example, certain types of shareholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations (except to the extent discussed under the caption "Taxation of Tax-Exempt Shareholders"), financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the caption "Taxation of Non-U.S. Shareholders").

         The statements in this discussion are based upon, and qualified in their entirety by, current provisions of the Internal Revenue Code, existing, temporary, and currently-proposed Treasury Regulations promulgated under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service, and judicial decisions. We cannot give you any assurances that future legislative, administrative, or judicial actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements in this proxy statement.

         You are urged to consult your own tax advisor regarding the specific tax consequences to you of the election and of the ownership and sale of stock in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign and other tax consequences of such ownership and sale, as well as potential changes in the applicable tax laws.

Opinion of Counsel

         Our tax counsel, Paul, Hastings, Janofsky & Walker LLP, will deliver to us an opinion to the effect that, subject to the qualifications set forth in the opinion and discussed below,

     o the summary of the federal income tax consequences to shareholders set forth in this section addresses all material federal income tax consequences of the election, and

     o to the extent that such summary involves matters of law, it is accurate in all material respects under the Internal Revenue Code and Treasury Regulations and their existing interpretations and represents counsel's opinion as to how such matters would be resolved by a court if presented with the issues discussed in this section.

         Tax counsel has also delivered to us an opinion to the effect that, subject to the qualifications set forth in the opinion, we will qualify to be treated as a REIT beginning January 1, 2003. No legal opinion has been obtained regarding any other tax issues, except as specifically noted herein. In addition, an opinion of counsel is not binding on the Internal Revenue Service or the courts. Accordingly, some of the conclusions set forth in this section could be challenged by the IRS and any such challenge could be sustained by the courts.

         This summary and the opinion of counsel are based on the facts and law relating to the election as of the date of this proxy statement and do not address or cover the tax consequences of any transaction undertaken by us or our shareholders following the election.

         Prior to January 1, 2003, all of our income was subject to income taxes that we paid, and our shareholders recognized income only to the extent that we paid a dividend from current or accumulated earnings and profits. Following the election, we generally will be taxable only on our undistributed income, and our shareholders generally will be taxable on the income distributed to them. However, because the operations of CTIMCO are of a nature and scope that would cause us to fail to qualify as a real estate investment trust, it will be treated and operate as a taxable REIT subsidiary. As a result, CTIMCO will be directly taxed on its income, so that only its after-tax income will be available for reinvestment or for distribution to our shareholders. In general, any of the after-tax income of CTIMCO distributed to our shareholders will be includable in our shareholders' taxable income and will be subject to a second level of tax. The REIT may own an interest in one or more taxable REIT subsidiaries, in addition to CTIMCO.

Tax Consequences of REIT Election

         Introduction.

         We plan to make an election to be taxed as a real estate investment trust under Section 856 of the Internal Revenue Code, commencing with our taxable year beginning January 1, 2003. The sections of the Internal Revenue Code and Treasury Regulations applicable to qualification and operation as a real estate investment trust are technical and complex. Although we believe that we will be organized and will operate in a manner necessary to satisfy the requirements for taxation as a real estate investment trust under the Internal Revenue Code, many of which are discussed below, we cannot assure you that the REIT will be able to so operate for all periods following the Election.

Taxation of a REIT

         General.

         If we qualify as a real estate investment trust, we generally will not be subject to federal corporate income taxes on our net income to the extent that the income is currently distributed to stockholders. The benefit of this tax treatment is that it substantially eliminates the "double taxation" resulting from the taxation at both the corporate and stockholder levels that generally results from owning stock in a corporation. Accordingly, income generated by us generally will be subject to taxation solely at the stockholder level upon distribution. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

     o We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.

     o We will be subject to the "alternative minimum tax" on our undistributed items of tax preference.

     o We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business (known as "prohibited transactions").

     o If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a real estate investment trust, we will be subject to a 100% tax on an amount equal to
        (i) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect our profitability.

     o If we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

     o If we acquire an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset within ten years, then under Treasury Regulations, we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will elect this treatment in lieu of an immediate tax when the asset is acquired. We will also be subject to such tax liability for all of our assets that were held as of January 1, 2003.

     o We will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

     o  If we fail to distribute during the calendar year at least the sum of
        (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to stockholders.

     o We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

     o We may be subject to a 100% excise tax on transactions with our taxable REIT subsidiary not conducted on an arm's-length basis.

         Requirements for Qualification as a REIT.

         Introduction.

         In order to qualify as a real estate investment trust for federal income tax purposes, we must elect to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, (i) sources of our income, (ii) the nature of our assets, (iii) the amount of our distributions, and (iv) the ownership of our stock.

         The Internal Revenue Code defines a REIT as a corporation, trust or association:

         (1)      that is managed by one or more trustees or directors;

         (2) that issues transferable shares or transferable certificates of beneficial ownership to its owners;

         (3) that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

         (4) that is not a financial institution or an insurance company under the Internal Revenue Code;

         (5)      that is owned by 100 or more persons;

         (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

         (7) that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

         The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT. With Stichting Pensioenfonds ABP's purchase of 1,500,000 shares of our common stock from shareholders associated with John R. Klopp, Craig M. Hatkoff and Samuel Zell, as of the date of this proxy statement, we would satisfy the requirements of condition (6).

         Our proposed amended and restated charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described below under the caption "Description of Our Stock -- Certain Provisions of Maryland Law and Our Charter and Bylaws -- REIT Qualification -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

         In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

         A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent real estate investment trust for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction and credit of the real estate investment trust. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a real estate investment trust and for which no election has been made to treat it as a "taxable REIT subsidiary" (as discussed below). Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we may own in the future will be ignored and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

         A REIT will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of a partnership in which it is a partner and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership attributed to a REIT shall retain their same character as in the hands of the partnership for purposes of determining whether the REIT satisfied the income and asset tests described below.

         A real estate investment trust may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be REIT qualifying income, as described below, if earned directly by the parent real estate investment trust. Both the subsidiary and the real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 20% of the value of the real estate investment trust's assets may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns. There is a 100% excise tax imposed on transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm's-length basis. CTIMCO is and will remain our wholly owned subsidiary and we and CTIMCO will make a taxable REIT subsidiary election with respect to CTIMCO. CTIMCO will pay corporate income tax on its taxable income and its after-tax net income will be available for reinvestment and for distribution to us as its parent. We may own interests in one or more taxable REIT subsidiaries other than CTIMCO.

Income Tests

         General. A REIT must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of a REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of defined types of income that the REIT derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. We refer to this test as the 75% gross income test. Qualifying income for purposes of the 75% gross income test generally includes:

     o interest from debt secured by mortgages on real property or on interests in real property;

     o  "rents from real property" (as defined below);

     o dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

     o  gain from the sale or other disposition of real property; and

     o amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property.

         Second, at least 95% of the REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest, and gain from the sale or disposition of stock or securities. We refer to this test as the 95% gross income test.

         Interest from Debt Secured by Mortgages on Real Property or on Interests in Real Property. For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of receipts or sales.

         Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit, or REMIC, is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

         In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in mortgage backed securities and mortgage loans will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower's profits or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.

         We may acquire construction loans or mezzanine loans that have shared appreciation provisions. To the extent interest on a loan is based on the cash proceeds from the sale or value of property, income attributable to such provision would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests. There is some uncertainty as to whether mezzanine loans constitute qualifying assets for purposes of the 75% asset test and result in qualifying income for purposes of the 75% gross income test. Recent private letter rulings issued by the Internal Revenue Service to other taxpayers indicate that, in certain circumstances, mezzanine loans secured by interests in a partnership or limited liability company, substantially all of the assets of which represent interests in real estate, constitute qualifying assets and result in qualifying income. We have received an opinion of counsel to the effect that our mezzanine loans constitute qualifying assets and result in qualifying income. However, an opinion of counsel is not binding on the Internal Revenue Service, and we may not rely on private letter rulings issued to other taxpayers. If this issue is not clarified by legislation, regulations, or a public ruling, we expect to request a private letter ruling from the Internal Revenue Service to the effect that our mezzanine loans constitute qualifying assets and result in qualifying income for purposes of these tests. If, however, our mezzanine loans are determined not to constitute qualifying assets and do not result in qualifying income for purposes of these tests, our ability to elect REIT status will be jeopardized.

         We may employ, to the extent consistent with the REIT provisions of the Internal Revenue Code, forms of securitization of our assets under which a "sale" of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. We may elect to conduct certain of our securitization activities, including such sales, through one or more taxable subsidiaries, or through qualified REIT subsidiaries, formed for such purpose. To the extent consistent with the REIT provisions of the Internal Revenue Code, such entities could elect to be taxed as real estate mortgage investment conduits or financial asset securitization investment trusts.

         If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

     o our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

     o we attach a schedule of the sources of our income to our Federal income tax return; and

     o any incorrect information on the schedule was not due to fraud with the intent to evade tax.

         It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above under the caption "--Taxation of REIT -- General", even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite frequently monitoring our income.

         Foreclosure Property.

         Net income realized by us from foreclosure property would generally be subject to tax at the maximum Federal corporate tax rate. Foreclosure property includes real property and related personal property (1) that is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and (2) for which we make an election to treat the property as foreclosure property.

         Prohibited Transaction Income.

         Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income, and subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

         Hedging Transactions.

         We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

         Rents from Real Property.

         Rent that a REIT receives from real property that it owns and leases to tenants will qualify as "rents from real property" if the following conditions are satisfied,

     o First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of being based on a fixed percentage (or percentages) of sales and receipts.

     o Second, neither a REIT nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of the tenant from which the REIT collects the rent.

     o Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

     o Finally, a REIT generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive revenue. The REIT may provide services directly, however, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered "primarily for the occupant's convenience." In addition, the REIT may render, other than through an independent contractor, a de minimis amount of "non-customary" services to the tenants of a property as long as the REIT's income from such services does not exceed 1% of its gross income from the property.

         Although no assurances can be given that either of the income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts received by us will qualify as interest from debt secured by mortgages on real property or on interests in real property.

Asset Tests

         A REIT also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year.

     o First, at least 75% of the value of a REIT's total assets must consist of cash or cash items, including receivables, government securities, "real estate assets," or qualifying temporary investments. We refer to this test as the "75% asset test".

     o Second, no more than 25% of the value of a REIT's total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test. We refer to this test as the "25% asset test".

     o Third, of the investments included in the 25% asset test, the value of the securities of any one issuer (other than a "taxable REIT subsidiary") that a REIT owns may not exceed 5% of the value of the REIT's total assets, and a REIT may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer (other than a "taxable REIT subsidiary").

     o Fourth, while a REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes, at no time may the total value of a REIT's stock in one or more taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets.

         We expect that any mortgage backed securities, real property, and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of "real estate assets." Mortgage loans, including distressed mortgage loans, construction loans, bridge loans, and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

         We anticipate that we may securitize all or a portion of the mortgage loans which we acquire, in which event we will likely retain certain of the subordinated and interest only classes of mortgage backed securities which may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more real estate investment conduits established by us or, if a non-real estate mortgage investment conduit securitization is desired, through one or more qualified REIT subsidiaries or taxable subsidiaries established by us. The securitization of the mortgage loans through either one or more real estate mortgage investment conduits or one or more qualified REIT subsidiaries or taxable subsidiaries should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. Income realized by us from a real estate mortgage investment conduit securitization could, however, be subject to a 100% tax as a "prohibited transaction." Such prohibited transactions are discussed above under the caption "--Income Tests--Prohibited Transaction Income."

         We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (i) we satisfied the asset tests at the end of the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

         Distribution Requirements.

         Each taxable year, a REIT must distribute dividends to its shareholders in an amount at least equal to:

     o 90% of the REIT's "real estate investment trust taxable income," computed without regard to the dividends paid deduction and the REIT's net capital gain or loss; and

     o  certain items of noncash income.

         A REIT must make such distributions in the taxable year to which they relate, or in the following taxable year if the REIT declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its shareholders.

         A REIT will be subject to federal income tax on its taxable income, including net capital gain, that it did not distribute to its shareholders. Furthermore, if a REIT fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

     o 85% of the REIT's real estate investment trust ordinary income for such year;

     o 95% of the REIT's real estate investment trust capital gain income for such year; and

     o any of the REIT's undistributed taxable income from prior periods, the REIT will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the REIT elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the REIT will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

         We intend to make distributions to our holders of common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the Internal Revenue Code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to our stockholders. The consequences are described above under the caption "--Taxation of a REIT--General."

         Recordkeeping Requirements.

         A REIT must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid a monetary penalty, a REIT must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of the REIT's outstanding stock. We intend to comply with these recordkeeping requirements.

         Ownership Requirements.

         For a REIT to qualify as a real estate investment trust, shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year after the REIT's first taxable year. Further, at no time during the second half of any taxable year after the REIT's first taxable year may more than 50% of the REIT's shares be owned, actually or constructively, by five or fewer "individuals." As of the date of the proxy statement, we would satisfy the requirement that we not be closely held as described in the foregoing sentence. Our common stock will be held by 100 or more persons. Our proposed amended and restated charter will contain ownership and transfer restrictions designed to prevent violation of these requirements. The provisions of the amended and restated charter restricting the ownership and transfer of our common stock are described below under the caption "Description of Our Stock--Certain Provisions of Maryland Law and Our Charter and Bylaws -- REIT Qualification Restrictions on Ownership and Transfer."

         Earnings and Profits.

         In order for us to qualify as a REIT, on or before the end of the 2003 tax year (the first year to which our election to be taxed as a REIT relates), we must have distributed to our shareholders an amount equal to any earnings and profits accumulated from years in which we were taxed as a regular corporation. We have been treated as a regular corporation for 1997-2002. Any distribution made by us to satisfy this requirement will be treated as taxable income by the shareholders, and we generally will not be permitted to include such amounts when computing our dividends paid deduction. If we were found to have miscalculated our earnings and profits accumulated from years in which we were a regular corporation, our ability to qualify as a REIT could be jeopardized. We believe, as of January 1, 2003, we have no accumulated earnings or profits from any non-REIT qualifying tax year for which we were taxed as a regular corporation as a result of losses we triggered in December 2002.

         Failure to Qualify.

         If a REIT fails to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the REIT would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating a REIT's taxable income in a year in which it did not qualify as a real estate investment trust, the REIT would not be able to deduct amounts paid out to its shareholders. In fact, the REIT would not be required to distribute any amounts to its shareholders in such taxable year. In such event, to the extent of the REIT's current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Moreover, subject to certain limitations under the Internal Revenue Code, corporate shareholders might be eligible for the dividends received deduction. Unless the REIT qualified for relief under specific statutory provisions, the REIT would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

         Taxable U.S. Shareholder

         As used herein, the term "Taxable U.S. Shareholder" means a holder of our common stock that, for United States federal income tax purposes, is:

     o  a citizen or resident of the United States;

     o a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

     o an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o any trust with respect to which (i) a United States court is able to exercise primary supervision over the administration of such trust and
        (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

         For any taxable year in which we qualify as a REIT, amounts distributed to Taxable U.S. Shareholders will be taxed as follows.

         Distributions Generally.

         Distributions made to our Taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as a capital gain dividend) will be taken into account by such shareholder as ordinary income and will not, in the case of a corporate shareholder, be eligible for the dividends received deduction. To the extent that we make a distribution with respect to holders of our common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a Taxable U.S. Shareholder first as a tax-free return of capital, reducing the shareholder's tax basis in the common stock, and any portion of the distribution in excess of the shareholder's tax basis in the common stock will then be treated as gain from the sale of such common stock. Dividends declared by us in October, November, or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by shareholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. Shareholders may not include on their federal income tax returns any of our tax losses.

         Capital Gain Dividends.

         Dividends to Taxable U.S. Shareholders that properly are designated by us as capital gain dividends will be treated by such shareholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the shareholders have held our common stock. Taxable U.S. Shareholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

         Retained Capital Gains.

         A REIT may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. To the extent designated in a notice from the REIT to its shareholders, the REIT will pay the income tax on such gains and Taxable U.S. Shareholders must include their proportionate share of the undistributed net long-term capital gain so designated in their income for the tax year. Each Taxable U.S. Shareholder will be deemed to have paid its share of the tax paid by the REIT, which tax will be credited or refunded to such shareholder.

         Passive Activity Loss and Investment Interest Limitations.

         Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, Taxable U.S. Shareholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, net capital gain from the disposition of our common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

         Sale of Common Stock.

         Upon the sale of our common stock, a Taxable U.S. Shareholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's tax basis in the common stock sold. To the extent that the common stock is held as a capital asset by the Taxable U.S. Shareholder, the gain or loss will be a long-term capital gain or loss if the common stock has been held for more than a year, and will be a short-term capital gain or loss if the common stock has been held for a shorter period. In general, however, any loss upon a sale of the common stock by a Taxable U.S. Shareholder who has held such common stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as Exempt Organizations, generally are exempt from federal income taxation. Exempt Organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an Exempt Organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of common stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the "debt-financed property" rules.

         In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT's income that would constitute UBTI to the shareholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our common stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a "pension-held REIT." We do not expect to qualify as a "pension-held REIT" and have covenanted not to become one in connection with our prior convertible trust preferred financing.

Taxation of Non-U.S. Shareholders

         General.

         The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, which we refer to as Non-U.S. Shareholders, are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all Non-U.S. Shareholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the election, including any reporting and withholding requirements.

         Ordinary Dividends.

         General.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests and are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT. Any portion of a distribution in excess of current and accumulated earnings and profits of the REIT will not be taxable to a Non-U.S. Shareholder to the extent that such distribution does not exceed the adjusted basis of the shareholder in the REIT's stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a Non-U.S. Shareholder in our common stock, such excess generally will be treated as gain from the sale or disposition of the common stock and will be taxed as described below.

         Withholding.

         Dividends paid to Non-U.S. Shareholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the Non-U.S. Shareholder's investment in the REIT's stock is not effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or if a tax treaty does apply and the investment in the stock is not attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not it will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a Non-U.S. Shareholder must furnish us or our paying agent with a duly completed Form 1001 or Form W-8BEN (or authorized substitute form) certifying such holder's qualification for the reduced rate. Generally, a Non-U.S. Shareholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such shareholder.

         In the case of a Non-U.S. Shareholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. Shareholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

         If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Shareholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder) are exempt from U.S. withholding tax. In order to claim such exemption, a Non-U.S. Shareholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder's exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Shareholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

         Capital Gain Dividends.

         General.

         For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Shareholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not otherwise entitled to treaty relief or exemption.

         Withholding.

         Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a United States real property interest. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

         Sale of Common Stock.

         A Non-U.S Shareholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our common stock, if less than 50% of our assets during a prescribed testing period consist of interests in real property located within the United States (excluding interests in real property solely in the capacity as a creditor) or we are a "domestically-controlled REIT." A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If we are not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of our stock will generally not be subject to tax under FIRPTA if (a) the stock is treated as "regularly traded" on an established securities market and
(b) the seller held 5% or less of our stock at all times during a specified testing period. If the gain on the sale of our common stock were subject to taxation under FIRPTA, a Non-U.S. Shareholder would be subject to the same treatment as Taxable U.S. Shareholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of our common stock from a Non-U.S. Shareholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Shareholder on the disposition. Any amount withheld would be creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Even if gain recognized by a Non-U.S. Shareholder upon the sale of our common stock is not subject to FIRPTA, such gain generally will be taxable to such shareholder if:

o an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or, an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), in which case, unless an applicable treaty provides otherwise, a Non-U.S. Shareholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a Non-U.S. Shareholder that is a corporation, such shareholder may be subject to an additional branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the shareholder demonstrates its qualification for such rate; or

o the Non-U.S. Shareholder is a nonresident alien individual who holds our common stock as a capital asset and was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the Non-U.S. Shareholder will be subject to a 30% tax on capital gains.

         Estate Tax Considerations.

         The value of our common stock owned, or treated as owned, by a Non-U.S. Shareholder who is a nonresident alien individual at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

         A REIT is required to report to its shareholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a shareholder. In the case of Non-U.S. Shareholders, the information reported may also be made available to the tax authorities of the Non-U.S. Shareholder's country of residence, if an applicable income tax treaty so provides.

         Backup withholding generally may be imposed at the rate of up to 30% on certain payments to shareholders unless the shareholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

         A shareholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the REIT.

         You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a shareholder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the Taxable U.S. Shareholder to a refund, provided that the required information is furnished to the IRS.

         In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our common stock by a Non-U.S. Shareholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our common stock by foreign offices of certain brokers, including foreign offices of a broker that:

     o  is a United States person;

     o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

     o  is a "controlled foreign corporation" for United States tax purposes.

         Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain conditions are met, or the Non-U.S. Shareholder otherwise establishes an exemption.

         Payment to or through a United States office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the shareholder certifies in the manner required that he or she is a Non-U.S. Shareholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

         The discussion herein concerns only the United States federal income tax treatment likely to be accorded to a REIT and its shareholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, you should consult your own tax advisor regarding the specific state and local tax consequences of the REIT Election and ownership and sale of our common stock.

Federal Income Tax Consequences of the Reverse Stock Split

         We have not sought and will not seek a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. However, in the opinion of counsel, based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, judicial authority and administrative rulings and practices as in effect on the date of this proxy statement, the reverse stock split will have the tax consequences explained below. This discussion is for general information only, is applicable only to shareholders who hold shares as capital assets, and does not discuss consequences which may apply to special classes of taxpayers.

         We will not recognize any gain or loss as a result of the reverse stock split.

         The exchange of three (3) shares of common stock for one (1) share of new common stock will not result in the recognition of gain or loss to our common shareholders. Shareholders who receive cash in lieu of fractional shares will recognize capital gain (except in any case in which the cash payment is essentially equivalent to a dividend) to the extent the cash paid for the fractional shares exceeds the shareholders' adjusted basis in the fractional shares surrendered. The holding period of the shares of the new common stock will include the shareholders' holding period for the shares of the common stock exchanged therefor. The adjusted basis of the shares of the new common stock will be the same as the adjusted basis of the shares of the common stock exchanged therefor, reduced by the portion of the adjusted basis of the old common stock properly allocated to the fractional shares.

                          BENEFICIAL OWNERSHIP OF STOCK

         The following table sets forth the beneficial ownership of our common stock based on beneficial ownership as of February 14, 2003, for persons known to us to be holding more than 5% of our common stock, each director and executive officer, and our directors and executive officers as a group. Such information (other than with respect to directors and officers) is based on a review of statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our common stock.


                                                                                            Amount and Nature
                                                                                         of Beneficial Ownership
                                                                                         -----------------------
                Five Percent Shareholders,                                                                   Percent
             Directors and Executive Officers                                     Number(1)                  of Class (1)
          -------------------------------------                                  ----------                 -------------
      Veqtor Finance Company, L.L.C. (2)                                           2,692,288                   16.6%
      EOP Operating Limited Partnership (3)                                        4,273,428  (4)              20.8
      State Street Bank and Trust  Company,  as Trustee for General                4,273,428  (4)              20.8
      Motors Employees Global Group Pension Trust (5)
      Vornado Realty, L.P. (6)                                                     4,273,428  (4)              20.8
      Stichting Pensioenfonds ABP (7)                                              1,633,000                   10.2
      Advisors Research, Inc. (8)                                                  1,072,900                    6.6
      Bedford Oak Advisors, LLC (9)                                                  892,100                    5.5
      Jeffrey A. Altman                                                                   --                     --
      Thomas E. Dobrowski                                                                 --  (10)               --
      Martin L. Edelman                                                              105,710  (11)               *
      Gary R. Garrabrant                                                             485,133  (11)(12)          2.5
      Craig M. Hatkoff                                                             2,001,723  (13)(14)(15)     12.2
      John R. Klopp                                                                2,324,020  (13)(14)         13.9
      Susan W. Lewis                                                                      --                     --
      Brian H. Oswald                                                                137,560  (16)               *
      Stephen D. Plavin                                                              416,666  (16)              2.5
      Sheli Z. Rosenberg                                                             450,133  (11)(17)          2.8
      Steven Roth                                                                         --  (18)               --
      Lynne B. Sagalyn                                                                55,710  (11)               *
      Michael D. Watson                                                                   --                     --
      Samuel Zell                                                                    221,015  (11)(19)          1.4
      All executive officers and directors as a group (14 persons)                 6,202,365                   35.6%


      -------------------------------------------------------------
      * Represents less than 1%.

(1) The number of shares are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2) Zell General Partnership, Inc., or Zell GP, is the sole managing member of Veqtor Finance Company, L.L.C. The sole shareholder of Zell GP is The Sam Investment Trust, a trust established for the benefit of the family of Sam Zell. Chai Trust Company L.L.C., which is advised by Equity Group Investments, L.L.C. with respect to its investments, serves as trustee of The Sam Investment Trust. Veqtor is located at c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act by EOP Operating Limited Partnership, or EOP. The address of EOP is Two North Riverside Plaza, Chicago, Illinois 60606.

(4) Represents shares which may be obtained upon conversion of $29,914,000 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by our company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I, or the CT Trust, to each of EOP, State Street Bank and Trust Company, as trustee for General Motors Employes Global Group Pension Trust, or the GM Trust, and Vornado Realty L.P., or VNO.

(5)    Beneficial ownership information is based on statements filed pursuant to
       Section 13(d) of the Exchange Act by General Motors Asset Management Corporation, or GMAM, and the GM Trust as another reporting person named therein. State Street Bank and Trust Company acts as the trustee for the GM Trust, a trust under and for the benefit of certain employee benefit plans of General Motors Corporation, or GM, and its subsidiaries. These shares may be deemed to be owned beneficially by GMIMCo, a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as the GM Trust's investment manager with respect to these shares and in that capacity it has sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed. The address of GMIMCo is 767 Fifth Avenue, New York, New York 10153.

(6) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act filed by VNO. The address of VNO is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

(7) Stichting Pensioenfonds ABP is located at c/o ABP Investments US, Inc., 666 Third Avenue 2nd floor, New York, NY 10017-3904.

(8) Beneficial ownership information is based on the Schedule 13G filed by Advisory Research Incorporated. The address of Advisory Research Incorporated is 180 North Stetson Avenue, Suite 5780, Chicago, Illinois 60601.

(9) Beneficial ownership information is based on the Schedule 13G filed by Bedford Oak Advisors, LLC. The address of Bedford Oak Advisors, LLC is 100 South Bedford Road, Mt. Kisco, NY 10549.

(10) Does not include the shares that may be deemed beneficially owned by GMIMCo, as to which Mr. Dobrowski disclaims beneficial ownership.

(11) In each case (that of Mr. Zell, Mr. Edelman, Mr. Garrabrant, Ms. Rosenberg and Dr. Sagalyn), includes 30,710 shares obtainable upon conversion of vested stock units. In the case of Mr. Zell, Mr. Edelman, Mr. Garrabrant and Dr. Sagalyn, includes 120,000, 75,000, 35,000 and 25,000 shares issuable upon the exercise of vested stock options.

(12) Includes the 419,423 shares owned by GRG Investment Partnership LP, for which Mr. Garrabrant serves as the general partner.

(13) Includes, in the case of Mr. Hatkoff, the 1,830,132 shares owned by CMH Investment Partnership LP, a family partnership for which Mr. Hatkoff serves as a general partner. Includes, in the case of Mr. Klopp, 1,800,132 shares owned by JRK Investment Partnership LP, a family partnership for which Mr. Klopp serves as general partner.

(14) Includes 424,999 and 141,667 shares issuable upon the exercise of vested stock options held by each of Messrs. Klopp and Hatkoff. Includes 29,630 shares for Mr. Klopp that are the subject of restricted stock awards for which he retains voting rights.

(15) Includes 11,924 shares that may be obtained upon conversion of vested stock units.

(16) Includes 96,666 and 116,666 shares issuable upon the exercise of vested stock options held by Mr. Oswald and Mr. Plavin. Includes 3,704 shares for Mr. Oswald that are the subject of restricted stock awards for which he retains voting rights.

(17) Includes 419,423 shares owned by Rosenberg-CT General Partnership, for which Ms. Rosenberg serves as a general partner.

(18) Does not include the shares that may be deemed beneficially owned by VNO, as to which Mr. Roth disclaims beneficial ownership.

(19) Does not include the shares that may be deemed beneficially owned by EOP, as to which Mr. Zell disclaims beneficial ownership.

                            DESCRIPTION OF OUR STOCK

         The proposed charter amendments would include in our charter ownership and transfer restrictions relating to our election to be taxed as a REIT, eliminate from our charter our class B stock and effect a one (1) for three (3) reverse stock split. The following is a summary description of our common and preferred stock, provisions of our charter and our bylaws and specific provisions of the Maryland General Corporation Law following effectiveness of the charter amendments. As summaries, they are qualified in their entirety by reference to the Maryland General Corporation Law and to our charter and bylaws.

Common Stock

         Holders of our class A common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. All shares of class A common stock have equal dividend and liquidation rights.

         Subject to our charter restrictions on ownership and transfer of our stock, each outstanding share of class A common stock is entitled to one vote on all matters to be submitted to a vote of the shareholders. There is no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding class A common stock, voting at a shareholders meeting at which a quorum is present, can elect all of the directors nominated for election at the meeting. Holders of our common stock have no exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Because holders of common stock do not have preemptive rights, we may issue additional shares of stock that may reduce each shareholder's proportionate voting and financial interest in our company. Rights to receive dividends on our common stock may be restricted by the terms of any future classified and issued shares of our preferred stock.

         Under our charter we may issue up to 200,000,000 shares of stock comprised of the following:

     o  100,000,000 shares of class A common stock, par value $.01 per share;
        and

     o  100,000,000 shares of preferred stock, par value $.01 per share.

         As of February 14, 2003, 5,413,203 shares of class A common stock were issued and outstanding after giving effect to the one (1) for three (3) reverse stock split, subject to further reduction upon the elimination of fractional shares. No shares of preferred stock have been designated as a particular class or series or are outstanding. The class A common stock is listed on the New York Stock Exchange under the symbol "CT".

         Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority, of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all votes entitled to be cast on the matter.

Power to Reclassify Shares of Our Stock and to Increase the Number of Shares of Our Stock

         Our charter authorizes our board of directors, without shareholder approval, to:

     o classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock; and

     o increase or decrease the aggregate number of shares of stock of any class or series that may be issued.

         Prior to the issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Power to Issue Additional Shares of Common Stock and Preferred Stock

         We believe that the power to issue additional shares of our common stock or preferred stock, increase the aggregate number of shares of stock of any class or series that we have the authority to issue and to classify or reclassify unissued shares of our common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Transfer Agent and Registrar

         The transfer agent and registrar for the all of the securities covered by this prospectus is American Stock Transfer & Trust Company located in Brooklyn, New York.

Certain Provisions of Maryland Law and Our Charter and Bylaws

         REIT Qualification Restrictions on Ownership and Transfer

         Our charter contains restrictions on the number of shares of our stock that a person may own. No individual may acquire or hold, directly or indirectly, in excess of 2.5% in value or number of our stock unless they receive an exemption from our board of directors.

         Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

         Our board of directors, in its sole discretion, may exempt a person from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our board of directors has granted limited exemptions to certain persons who directly or indirectly own our stock, including officers and directors and shareholders controlled by them or trusts for the benefit of their families.

         Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust, which we refer to as the Trust, for the exclusive benefit of one or more charitable beneficiaries, which we refer to as the Charitable Beneficiary, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. The shares transferred to the Trust will generally be selected so as to minimize the aggregate value of shares transferred to the Trust. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote. If necessary to protect our status as a REIT, we may establish additional Trusts with distinct Trustees and Charitable Beneficiaries to which shares may be transferred.

         Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

         In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares. Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

         All certificates representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

         Every owner of more than such percentage as may from time to time be established by our board of directors (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

         These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

         Business Combinations

         Under Maryland law, "business combinations" between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

     o any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

     o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

         A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

         After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

     o 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

     o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested shareholder.

         These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

         The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested shareholder became an interested shareholder.

         Our board of directors has adopted resolutions which exempt Veqtor Finance Company, L.L.C., JRK Investment Partnership LP and CMH Investment Partnership LP from the five-year prohibition and the super-majority vote requirement. The business combination statute may discourage others from trying to acquire control of us and may increase the difficulty of consummating any offer relating to the same.

         Control Share Acquisitions

         Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror, by officers of the target corporation or by directors of the target corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

     o  one-tenth or more but less than one-third;

     o  one-third or more but less than a majority; or

     o  a majority or more of all voting power.

         Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained shareholder approval.

         A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

         Maryland Unsolicited Takeovers Act

         The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that has a class of securities registered under the Securities Exchange Act of 1934 and at least three independent directors. Pursuant to such act, the board of directors of any Maryland corporation fitting such description, without obtaining shareholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

     o  classify the board;

     o increase the required shareholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and

     o require that a shareholder requested special meeting need be called only upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

         Additionally, the board could provide that:

     o the number of directors may be fixed only by a vote of the board of directors;

     o each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the shareholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and

     o any director elected to fill a vacancy will hold office for the full remainder of the term, rather than until the next election of directors.

         The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. We currently have more than three independent directors and therefore our board of directors could elect to provide for any of the foregoing provisions. As of the date of this prospectus, our board of directors has not made any such election.

         Advance Notice of Director Nominations and New Business

         Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only:

     o  pursuant to our notice of the meeting;

     o  by or at the direction of the board of directors; or

     o by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

         With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may only be made:

     o  pursuant to our notice of the meeting;

     o  by or at the direction of the board of directors; or

     o provided that the board of directors has determined that directors will be elected at the meeting, by a shareholder who is a shareholder of record both at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Pursuant to SEC Rule 14a-8, if you want to include a shareholder proposal in the proxy statement for our 2003 annual meeting of shareholders, it must have been delivered to our corporate secretary at the company's executive offices before January 1, 2003.

         In addition, if you desire to bring business (including director nominations) before our 2003 annual meeting, our bylaws currently require that written notice of such business must be received by our secretary between 90 days before and 60 days before. For additional requirements, shareholders should refer to our bylaws, article II, section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from our secretary. If we do not receive timely notice pursuant to our bylaws, any proposal will be excluded from consideration at the meeting, regardless of any earlier notice provided in accord with SEC Rule 14a-8.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any materials we have filed with the SEC at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information concerning us. Please call the SEC at 1-800-SEC-0330 for information concerning the operations of the public reference rooms.

         We have authorized no one to give you any information or to make any representation about the proposals that differs from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. You should not rely on any different or additional information.

         The information contained in this proxy statement speaks only as of the date indicated on the cover page.

                                                                      APPENDIX A

                      ARTICLES OF AMENDMENT AND RESTATEMENT

                               CAPITAL TRUST, INC.
                               -------------------

                      ARTICLES OF AMENDMENT AND RESTATEMENT


         FIRST: Capital Trust, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:


                                   ARTICLE I

                                  INCORPORATOR

         The undersigned, Tonya Mitchem Grindon whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II

                                      NAME

         The name of the corporation (the "Corporation") is:

                               Capital Trust, Inc.

                                  ARTICLE III

                                     PURPOSE

         The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

                                   ARTICLE IV

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                   ARTICLE V

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

         Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be twelve (12), which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualified are:

                                   Samuel Zell

                                Jeffrey A. Altman

                               Sheli Z. Rosenberg

                               Gary R. Garrabrant

                                Martin L. Edelman

                                  John R. Klopp

                                Lynne B. Sagalyn

                                Craig M. Hatkoff

                               Thomas E. Dobrowski

                                   Steven Roth

                                 Susan W. Lewis

                                Michael D. Watson

The directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors.

         Section 5.2 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

         Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

         Section 5.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

         Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

         Section 5.7 REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to
Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

                                   ARTICLE VI

                                      STOCK

         Section 6.1 Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 200,000,000 shares, consisting of two classes of stock as follows:

         (a) 100,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 100,000,000 shares shall initially be designated class A common stock, par value $.01 per share (the "Class A Stock"); and

         (b) 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         (c) The aggregate par value of all authorized shares of stock having par value is $2,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 6.1. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock of any class or series that the Corporation has the authority to issue.

         Section 6.2 Common Stock. Except as may otherwise be provided in the charter, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges with respect thereto. The Board of Directors may classify or reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock. Subject to the provisions of Section 6.3, the Common Stock shall have the following preferences, rights, powers, restrictions, limitations and qualifications, and such others as may be afforded by law:

         (a) Voting Rights. Except as may otherwise be provided by law, each holder of Class A Stock shall have one vote in respect to each share of Class A Stock held of record on all matters to be voted upon by stockholders.

         (b) Dividend Rights. The holders of Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, such dividends as may be authorized from time to time by the Board of Directors out of assets legally available therefor.

         (c) Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment in full or reasonable provision for payment in full of all claims and obligations of the Corporation shall have been made, all of the assets of the Corporation, if any, remaining, of whatever kind available for distribution to stockholders, shall be distributed to the holders of Common Stock, ratably, in proportion to the number of shares of Common Stock held by them.

         Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

         Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section 6.3 and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

         Section 6.5 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.

                                  ARTICLE VII

                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

         Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

         Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit" shall initially mean not more than 2.5 percent, or such higher percentage as the Board of Directors shall from time to time determine pursuant to Section 7.2.9, in value or number of the aggregate of the outstanding shares of Capital Stock. The number and value of the outstanding shares of Capital Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

         Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings. The term "Beneficial Owner" is intended to be interpreted in the context of Section 856(h) of the Code so that the Beneficial Ownership of Capital Stock held by an entity shall be Individuals who are treated as owners of Capital Stock for purposes of Section 856(h) of the Code rather than the entity itself.

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

         Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Charter. The term "Charter" shall mean the charter of the Corporation, as that term is defined in the MGCL.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall initially mean not more than 2.5 percent (in value or in number of shares, whichever is more restrictive), or such higher percentage as the Board of Directors shall from time to time determine pursuant to Section 7.2.9, of the aggregate of the outstanding shares of Common Stock. The number and value of outstanding shares of Common Stock shall be determined by the Board of Directors, which determination shall be conclusive for all purposes hereof.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Article VII or by the Board of Directors pursuant to Section 7.2.7 and shall, without limitation, include each Existing Holder.

         Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7, and subject to adjustment as provided in Sections 7.2.7(d) and (e), the percentage limit established by the Board of Directors pursuant to Section 7.2.7, and which for each Existing Holder shall be the Existing Holder Limit, subject to adjustment as provided in Section 7.2.7(e).

         Existing Holder. The term "Existing Holder" shall mean any Person who was, or would have been upon the exchange of debt or any security of the Corporation, the Beneficial Owner of shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit both on and immediately after the Initial Date, so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of debt or any security of the Corporation, Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit.

         Existing Holder Limit. The term "Existing Holder Limit" for any Existing Holder shall mean the percentage of the outstanding shares of Capital Stock Beneficially Owned, or which would have been Beneficially Owned upon the exchange of debt or any security of the Corporation, by such Existing Holder on and immediately after the Initial Date, and, after any adjustment pursuant to
Section 7.2.7(e), shall mean such percentage of the outstanding shares of Capital Stock as so adjusted. Any Existing Holder Limit shall not be modified except as provided in Sections 7.2.7(d)and (e). From the Initial Date until the Restriction Termination Date, the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

         Individual. "Individual" shall mean (i) an "individual" within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code and/or (ii) any beneficiary of a "qualified trust" (as defined in Section 856(h)(3)(E)) of the Code which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code.

         Initial Date. The term "Initial Date" shall mean the date upon which the Articles of Amendment and Restatement containing this Article VII are filed with the SDAT.

         Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

         MGCL. The term "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

         NYSE. The term "NYSE" shall mean the New York Stock Exchange.

         Person. The term "Person" shall mean an Individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

         REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

         Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

         Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Trust. The term "Trust" shall mean any trust provided for in Section 7.3.1.

         Trustee. The term "Trustee" shall mean the Person, unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

         Section 7.2 Capital Stock.

               Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                    (a) Basic Restrictions.

                         (i) (1) No Individual, other than an Excepted Holder,
shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Individual, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                         (ii) No Person shall Beneficially or Constructively Own
shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                         (iii) Notwithstanding any other provisions contained
herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                    (b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Sections 7.2.1(a)(i) or (ii),

                         (i) then that number of shares of the Capital Stock the
Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii)(rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

                         (ii) if the transfer to the Trust described in Section
7.2.1(b)(i) would not be effective for any reason to prevent the violation of
Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

               Section 7.2.2 Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section
7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section
7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described in Section 7.2.1(b)(i), and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

               Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation at its principal executive office (attention: President) such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

               Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                    (a) every owner of more than such percentage as may from time to time be established by the Board (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

                    (b) each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

               Section 7.2.5 Remedies Not Limited. Subject to Section 5.7, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

               Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section
7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

               Section 7.2.7 Exceptions.

                     (a) Subject to Section 7.2.1(a)(ii), the Board of Directors, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                         (i) the Board of Directors obtains such representations
and undertakings from such Person as are reasonably necessary to ascertain that no Individual's Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

                         (ii) such Person does not and represents that it will
not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

                         (iii) such Person agrees that any violation or
attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

                     (b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                     (c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                     (d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder, or
(3) pursuant to Section 7.2.7(e). No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

                     (e) Modification of Excepted Holder Limits. The Excepted Holder Limits may be modified as follows:

                         (i) Subject to the limitations provided in Section
7.2.9, the Board may grant options, stock units or shares of Capital Stock which result in Beneficial Ownership of shares of Capital Stock by an Excepted Holder pursuant to an incentive stock or option plan approved by the Board of Directors and/or the stockholders. Any such grant shall increase the Excepted Holder Limit for the affected Excepted Holder to the maximum extent possible under Section
7.2.9 to permit the Beneficial Ownership of shares of Capital Stock issuable upon the exercise of such option.

                         (ii) Subject to the limitations provided in Section
7.2.9, an Excepted Holder may elect to participate in a dividend reinvestment plan approved by the Board of Directors which results in Beneficial Ownership of shares of Capital Stock by such participating Excepted Holder. Any such participation shall increase the Excepted Holder Limit for the affected Excepted Holder to the maximum extent possible under Section 7.2.9 to permit Beneficial Ownership of the shares of Capital Stock acquired as a result of such participation.

                         (iii) The Excepted Holder Limit for any Excepted Holder
shall be reduced after any Transfer permitted in this Article VII by such Excepted Holder by the percentage of the outstanding shares of Capital Stock so Transferred or after the lapse (without exercise) of an option, stock unit or share of Capital Stock granted pursuant to an incentive stock or option plan described in Section 7.2.7(e)(i) by the percentage of the shares of Capital Stock which the option, stock unit or share of Capital Stock, if exercised or vested, would have represented, but in either case no Excepted Holder Limit shall be reduced to a percentage which is less than the Common Stock Ownership Limit.

                         (iv) Upon the issuance by the Corporation of any
Capital Stock, the Excepted Holder Limit for any Excepted Holder shall be reduced to the percentage of the outstanding shares of Capital Stock held by any such Excepted Holder immediately after any such issuance, but no Excepted Holder Limit shall be reduced to a percentage which is less than the Common Stock Ownership Limit.

                         (v) Prior to the modification of any Excepted Holder
Limit pursuant to Section 7.2.7(e), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

                Section 7.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 7.2.9, the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

                Section 7.2.9 Limitations on Changes in Excepted Holder, Aggregate Ownership Limits and Common Stock Ownership Limits. Neither the Aggregate Stock Ownership Limit, Common Stock Ownership Limit nor any Excepted Holder Limit may be increased (nor may any additional Excepted Holder Limit be created) by the Board of Directors if, after giving effect to such increase (or creation), five Individual Beneficial Owners of shares of Capital Stock (including all of the then Excepted Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding shares of Capital Stock.

                Section 7.2.10 Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:

         The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Individual may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 2.5 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Individual may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 2.5 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

         Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

         Section 7.3 Transfer of Capital Stock in Trust.

                Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

                Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

                Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section
7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other similar transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

                Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift or similar transaction, the Market Price at the time of such devise or gift or similar transaction) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to
Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

                Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VII.

Section 7.6 Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE VIII

                                   AMENDMENTS

                  The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                   ARTICLE IX

                             LIMITATION OF LIABILITY

                  To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         THIRD: The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV.


         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V.

         SEVENTH: There has been no change in the total number of shares of stock which the Corporation had authority to issue or in the aggregate par value of such shares.

         EIGHTH: The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary, on this ____ day of ________________, 2003.


ATTEST:                                        CAPITAL TRUST, INC.



Brian H. Oswald                                By:__________________(SEAL)
Secretary
                                                   John R. Klopp
                                                   Chief Executive Officer

                                                                      APPENDIX B

                              ARTICLES OF AMENDMENT

                               CAPITAL TRUST, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

         FIRST: Capital Trust, Inc., a Maryland corporation (the "Corporation"), hereby amends its charter as currently in effect as follows: Immediately upon the acceptance of these Articles of Amendment for record (the "Effective Time") by the State Department of Assessments and Taxation of Maryland ("SDAT"), every three shares of Class A Common Stock ("Class A Stock"), par value $.01 par share, of the Corporation, which were issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof be changed into one issued and outstanding share of Class A Stock, subject to the treatment of fractional interests in shares of Class A Stock resulting from the change described below. No certificates or scrip representing fractional share interests in Class A Stock shall be issued, and no fractional share interest shall entitle the holder thereof to vote or to any rights as a stockholder of the Corporation. A stockholder shall receive, in lieu of any fractional share interest in Class A Stock to which the stockholder would otherwise be entitled, a cash payment therefor equal to the product obtained by multiplying (1) the closing price per share of Class A Stock on the New York Stock Exchange on the day immediately preceding the Effective Date, as reported on the composite tape of the New York Stock Exchange, Inc. (or in the event the Class A Stock is not so traded on the day immediately preceding the Effective Time, such closing price on the next preceding day on which such stock was traded on the New York Stock Exchange), or in the event the Class A Stock is not traded on the New York Stock Exchange, the fair value per share as determined solely in the discretion of the Board of Directors, by (2) the number of shares of Class A Stock outstanding immediately prior to the Effective Time that would otherwise have been changed into a fractional interest in Class A Stock. Each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Class A Stock (an "Old Certificate") shall be entitled to receive, upon surrender of such Old Certificate to the transfer agent of the Corporation for cancellation, a certificate (a "New Certificate") representing the number of whole shares of Class A Stock, as the case may be, into which and for which the shares formerly represented by the Old Certificates so surrendered are changed into under the terms hereof. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of whole shares of Class A Stock, as the case may be, for which New Certificates shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.

         SECOND: These Articles of Amendment of the Corporation have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

         THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on this ___ day of __________, 2003.



ATTEST:                             CAPITAL TRUST, INC.


____________________________        By:     _________________________ (SEAL)
Brian H. Oswald                             John R. Klopp
Secretary                                   President

                               CAPITAL TRUST, INC.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAPITAL TRUST, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 2, 2003.

         The undersigned, as a holder of class A common stock, par value $.01 per share ("Class A Common Stock"), of Capital Trust, Inc., a Maryland corporation (the "Company"), hereby appoints John R. Klopp and Brian H. Oswald, and each of them, with full power of substitution, as proxies to vote all shares of Class A Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Wednesday, April 2, 2003 at 10:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

         The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the proposals as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Please mark your choice like this: x .

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE FOLLOWING

1. On the proposal to amend and restate our charter to make amendments the Company determined are necessary in connection with its election to be taxed as a real estate investment trust and to simplify the Company's capital structure by eliminating from its charter the authorized but unissued class B common stock, as more fully described in the Proxy Statement and set forth in appendix A thereto.

         (check one box)       /_/  For         /_/  Against      /_/  Abstain

2. On the proposal to amend our charter to effect a three (3) for one (1) reverse stock split and a corresponding reduction in our stated capital all as described more fully in the Proxy Statement and set forth in appendix B thereto.

         (check one box)      /_/  For         /_/  Against      /_/  Abstain

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Special Meeting.

/_/      CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON

         You may revoke or change your proxy at any time prior to its use at the Special Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Special Meeting.

         (Continued and to be signed on the reverse side)

         Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Date:  ____________________________, 2003


                                    -------------------------------------
                                    Signature (title, if any)

                                    --------------------------------------
                                    Signature, if held jointly









         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.